Schedule 6

CINERGY CORP.
BUSINESS SEGMENT EARNINGS DRIVER ANALYSIS
For the Quarter Ended September 30, 2005
(unaudited)

Regulated Businesses

Earnings Per Share - diluted - 2004 (Adjusted*)		$0.32

Weather	0.15
Electric and gas sales volumes	0.02
Other margins	0.02
Regulatory deferrals	0.02
Regulatory transition charge amortization	(0.05)
Operation and maintenance	0.02
Depreciation	(0.02)
Financing and dilution	(0.05)
Other - net	0.05

Earnings Per Share - diluted - 2005 (Adjusted*)		$0.48

Commercial Businesses

Earnings Per Share - diluted - 2004 (Adjusted*)		$0.34

Weather	0.04
Electric sales volumes	0.01
Price increases	0.03
Fuel costs	(0.03)
Optimization activities	0.13
Gas marketing, trading and origination	0.03
Financing and dilution	(0.03)
Other - net	(0.03)

Earnings Per Share - diluted - 2005 (Adjusted*)		$0.49

Power Technology & Infrastructure Services

Earnings Per Share - diluted - 2004 (Adjusted*)		($0.01)

Results of investments	0.01

Earnings Per Share - diluted - 2005 (Adjusted*)		$0.00

For 2004, the Regulated and Commercial segments have each been restated from prior presentations to reflect the reclassification of PSI’s off-system sales from the Commercial Businesses to the Regulated Businesses.

* See Schedules 3 and 4 for a reconciliation to the most comparable GAAP measure.